Exhibit 10.1
EXECUTION COPY
AMENDED AND RESTATED SPONSOR SUPPORT AGREEMENT
     This Agreement (this “Agreement”) is entered into as of July 28, 2009, by and between Hayground Cove Asset Management LLC, a Delaware Limited Liability Company (“HCAM”) and Global Consumer Acquisition Corp., a Delaware Corporation (“GCAC”), and amends and restates in its entirety that certain Sponsor Support Agreement, dated as of July 13, 2009, by and between HCAM and GCAC.
     WHEREAS, GCAC has entered into (i) a Merger Agreement (the “1st Commerce Merger Agreement”), with WL Interim Bank, a Nevada corporation (“1st Commerce Merger Sub”), 1st Commerce Bank, a Nevada-chartered non-member bank (“1st Commerce Bank”), Capitol Development Bancorp Limited V, a Michigan corporation (“Capitol Development”) and Capitol Bancorp Limited, a Michigan corporation, which provides for the merger (the “Merger”) of 1st Commerce Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming GCAC’s wholly-owned subsidiary and (ii) together with 1st Commerce Bank as assignee, an Asset Purchase Agreement (the “Colonial Asset Purchase Agreement”), with Colonial Bank, an Alabama banking corporation (“Colonial Bank”), and wholly-owned subsidiary of The Colonial BancGroup, Inc. a Delaware corporation. The transactions contemplated by the 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement are referred to herein as the “Acquisitions”.
     WHEREAS, HCAM, as GCAC’s sponsor, may commence privately negotiated purchases of shares of GCAC (the “Sponsor Share Purchases”) for the purchase of up to 39% of the outstanding shares of common stock of GCAC in order to help facilitate the necessary votes of the shareholders of GCAC to consummate the Acquisitions.
     WHEREAS, as of the date hereof, neither HCAM nor GCAC have solicited or will solicit any tenders of any GCAC securities pursuant to any public tender offer in lieu of any Sponsor Share Purchases and does not intend to engage in any private negotiations in connection with any Sponsor Share Purchases unless necessary to consummate the Acquisitions.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Sponsor Share Purchases. HCAM acknowledges that it may, at is option and in its sole discretion, affect the Sponsor Share Purchases at any time prior to the meeting of GCAC stockholders where such stockholders will vote to approve the Acquisitions (the “Special Meeting”). Should HCAM elect to proceed with the Sponsor Share Purchases, HCAM will not attempt to affect the Sponsor Share Purchases from any seller who does not represent to HCAM that it is an “accredited investor” as defined in Regulation D of the Securities Act of 1933, as amended. HCAM hereby agrees that the Sponsor Share Purchases will be in compliance with all federal and state laws and regulations, including the Securities Exchange Act of 1934, as amended.
     2. Exchange of Securities. In the event HCAM chooses to affect the Sponsor Share Purchases, HCAM shall have the right, at its option and in its sole discretion, prior to the closing of the Acquisitions, to propose a term sheet to GCAC that shall set forth the terms of an exchange offer whereby any shares purchased by HCAM through the Sponsor Share Purchases (other than any shares repurchased by GCAC upon HCAM’s exercise of the Share Repurchase Option) will be exchanged for new GCAC securities (the “Permanent Financing Exchange”). The Permanent Financing Exchange option shall automatically terminate immediately prior to the Special Meeting. HCAM hereby agrees that the Permanent Financing Exchange shall be on commercially reasonable terms and shall be subject to approval by a majority of the disinterested members of GCAC’s board of directors (the “Board”). If approved, GCAC shall be obligated, within ten days of such approval, to commence an exchange offer on substantially similar terms to the Permanent Financing Exchange term sheet to all holders of GCAC’s public shares on a pro rata basis in compliance with all federal and state laws and regulations, including the Securities Exchange Act of 1934, as amended.
     3. Share Repurchase Option. In the event HCAM chooses to affect the Sponsor Share Purchases, HCAM shall have the option, in its sole discretion, to require GCAC to repurchase on the closing date of the Acquisitions all or any part of the shares acquired by HCAM through the Sponsor Share Purchases for an aggregate purchase price equal to the aggregate purchase price paid by HCAM for such shares (the “Share Repurchase Option”); provided, however, that such purchase shall be subject to the approval of a majority of the disinterested members of the Board if the purchase price for such shares is more than five percent (5%) greater than the per share amount to be received by GCAC shareholders that exercise their option to convert their shares to cash in accordance with the terms of GCAC’s Amended and Restated Certificate of Incorporation. The Share Repurchase Option may only be exercised by written notification from HCAM to GCAC that HCAM has chosen to exercise the Share Repurchase Option with respect to all or any part of the GCAC shares acquired through the Sponsor Share Purchases within one day prior to the Special Meeting. In the event HCAM exercises the Share Repurchase Option it will relinquish all of its rights to affect the Permanent Financing Exchange.
     4. Indemnification. GCAC will indemnify, defend and hold harmless HCAM, its affiliates, any current or previous investors in any of the funds or accounts it manages, any other person acting on behalf of such persons, and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act of 1934, as amended, against any obligations, claims, disputes, losses, damages, expenses or liabilities, joint or several, (or actions in respect thereof) to which any of the foregoing persons may become subject and insofar as such, obligations, claims, disputes, losses, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon the Sponsor Share Purchases or any related agreements or transactions contemplated thereby, regardless of whether HCAM is a party thereto.
     5. Conditions Precedent. The obligations of HCAM and GCAC under this Agreement shall be subject to the satisfaction of the following conditions precedent:
     (i) Warrant Restructuring: The holders of GCAC’s outstanding warrants shall have agreed to restructure such warrants on terms acceptable to HCAM; and
     (ii) Approval of the Acquisitions. The Acquisitions shall have been approved by the requisite number of GCAC stockholders at the Special Meeting to permit GCAC to consummate Acquisitions, and the Acquisitions shall have been consummated;
provided, however, that GCAC’s obligations under Paragraph 4 above shall not be subject to the provisions of this Paragraph 5.

     6. Waiver of Trust. HCAM hereby acknowledges that the aggregate gross proceeds from GCAC’s initial public offering (“IPO”), including the proceeds received upon the consummation of the exercise of the over-allotment option, and proceeds received from a private placement that closed simultaneously with the first closing of the IPO, including any accrued interest not released to GCAC in accordance with the terms of the IPO was placed in a trust account (the “Trust Account”) for the benefit of the GCAC’s public stockholders. HCAM further hereby acknowledges and agrees that HCAM does not have any right, title, interest or claim of any kind in or to any monies the Trust Account established by GCAC (“Claim”) and hereby waives any Claim HCAM may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with GCAC, including this Agreement and the transactions contemplated hereby, and will not seek recourse against the Trust Account for any reason whatsoever.
     7. Complete Agreement; Amendment. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. No party hereto shall be bound by nor charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement, or the exhibits hereto. This Agreement may not be changed, amended, altered or modified except by a writing signed by the parties hereto, and no provision hereof may be waived other than in a writing signed by the party to be charged.
     8. Validity. In the event that any provision of this Agreement shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.
     9. Survival of Rights. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, and their respective permitted successors and assigns.
     10. Waiver. No consent or waiver, express or implied, by a party to or of any breach or default by the other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of such other party of the same or any other obligations of such other party hereunder. Failure on the part of a party to complain of any act or failure to act on the part of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder unless such default is cured prior the date upon which the non-defaulting party declares such default. The giving of consent by a party in any one instance shall not limit or waive the necessity to obtain such party’s consent in any future instance.
     11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

     12. Further Assurances. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments, as shall from time to time be reasonably required, to carry out the terms and provisions of this Agreement.
     13. Choice of Law. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

HAYGROUND COVE ASSET MANAGEMENT LLC

/s/ Jason N. Ader Name: Jason N. Ader
Title: Sole Member

GLOBAL CONSUMER ACQUISITION CORP.

/s/ Daniel B. Silvers Name: Daniel B. Silvers
Title: President